EXHIBIT 23.3


Stanley M. Bober, CPA              BOBER,                  Mark B. Bober, CPA
Richard C. Fedorovich, CPA         MARKEY                  Cindy S. Johnson, CPA
Alan Markey, CPA                  & Company                Michael R. Lee, CPA
Dale A. Ruther, CPA                                        Theresa M. Petit, CPA
                                 ==============
                           Certified Public Accountants
                            A Professional Corporation








                          INDEPENDENT AUDITORS' CONSENT


As independent auditors, we hereby consent to the incorporation by reference of our report dated July 31, 1995 with respect to DASCO Development Corporation and Affiliate in this Registration Statement on Form S-1 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.




/s/ Bober, Markey & Company

BOBER, MARKEY & COMPANY
Akron, Ohio
July 12, 1996